Exhibit 10.37

AMENDMENT NO. 3 TO
MASTER LOAN AGREEMENT

THIS AMENDMENT  NO. 3 TO MASTER LOAN AGREEMENT  (this "Amendment") is made and entered into effective October 14, 2014, by and between NORTHWEST FARM CREDIT  SERVICES,  FLCA  and  NORTHWEST   FARM   CREDIT  SERVICES,  PCA (collectively, "Lender") and ORM TIMBER FUND III (REIT) INC. ("Borrower").

RECITALS

WHEREAS, Borrower and Lender entered into a Master Loan Agreement dated December 2, 2013 (herein, as at any time amended, extended, restated, renewed, supplemented or modified, the "Loan Agreement"), and certain related loan documents (herein, as at any time amended, extended, restated, renewed, supplemented or modified, collectively the "Loan Documents").

WHEREAS, Borrower and Lender desire to modify the Loan Agreement for the purposes stated herein.

NOW THEREFORE, for good and valuable consideration, Borrower and Lender agree as follows:

1.           Except as expressly modified or changed herein, all terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and shall not be changed hereunder. All terms not otherwise defined herein shall have the meaning given such term in the Loan Agreement and the other Loan Documents.

2.           The following definitions are hereby added to Section 1 of the Loan Agreement in proper alphabetical order as follows:

"Deer  Creek  Timberlands" means approximately  12,884 acres of Timberland  located  m Columbia County, Oregon.

"Long-log Scaling" (also referred to as Westside scale) means logs scaled as single segments up to 40 feet according to the rules of the Northwest Advisory Group. Lengths greater than 40 feet are scaled as two (or more) logs where lengths are as equal, even lengths as possible with the top log being the longest.

"Short-log Scaling" (also referred to as Eastside scale) means logs scaled as single segments up to 20 feet according to the rules of the U.S. Forest Service, Region V. Lengths greater than 20 feet are scaled as two logs where lengths are as equal, even lengths as possible with the bottom log being the longest.

Amendment No. 3 to Master Loan Agreement
(ORM Timber Fund III (REIT) Inc.)

3.           Paragraph 6.04 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

6.4.           Timber Harvesting.

a.           Allowable Annual Cut. Until and unless subsequently revised by Borrower, with Lender's approval, due to appraisal information or a change in laws and subject to the other conditions herein, Borrower may harvest in each Fiscal Year of the term of the Loan, total Merchantable Timber of up to 32,000 MBF from the McCloud Timberlands, the Willapa Timberlands and the Deer Creek Timberlands using the Long-log Scaling. At no time, beginning with the 2016 fiscal year, shall the rolling three year actual harvest Merchantable Timber for the McCloud Timberlands exceed 43,000 MBF measured using the Short-log Scaling, at no time shall the rolling three year actual harvest Merchantable Timber for the Willapa Timberlands exceed 33,000 MBF measured using the Long-log Scaling and at no time shall the rolling three year actual harvest of Merchantable Timber for the Deer Creek Timberland exceed 34,000 MBF measured using the Long-log Scaling. Collectively, this is the "Allowable Annual Cut" or "AAC". Refer to Exhibit "C" for the calculation worksheet.

b.           Cumulative Allowable Harvest. For any Fiscal Year in which the actual volume of Timber harvested is less than the AAC permitted for such year, the difference between the AAC and the actual volume harvested (the "Annual Harvest Remainder") for such period will be carried forward to subsequent years, subject to the limitation in the next sentence. For any Fiscal Year, the AAC for that year plus the sum of any unapplied Annual Harvest Remainder from previous years is referred to as the "Cumulative Allowable Harvest" or "CAH". In no event shall the CAH for any year exceed twice the AAC. All Timber harvest is subject to the laws in the states where the Timberland is located.

c.           Excess  Cutting  Payments.   For  any Fiscal Year during which the volume  of Timber harvested is more than the AAC or CAH, as applicable, for such Fiscal Year (an "Excess Cut"), Borrower shall pay to Lender, subject to Section 6.04.d below, an amount equal to: (a) the Excess Cut, multiplied by (b) $115 per MBF (an "Excess Cutting Payment"). Any  Excess Cutting Payment shall be paid by Borrower to Lender on the first day of the Fiscal  Quarter following the severance of the Timber constituting the Excess Cut and shall be applied  to the principal of Note Nos. 6214502 and 6219327 or placed into the Future Payment  Fund with removal restrictions. Any such prepayment of principal shall be treated in the same manner as any other prepayment and shall be subject to Prepayment Fees.

d.           De  Minimis  Excess  Cut.   Notwithstanding  the terms of Section 6.04.c  above, Borrower shall not be obligated to pay any Excess Cutting Payment for any Fiscal Years during the term of any Loan during which the volume of Timber severed exceeds the AAC  (or such portion of the CAH, which shall represent the AAC) for such cutting period by not  more than twenty percent (20%) of said AAC.

4.           Exhibit C to the Loan Agreement  1s hereby amended and replaced with Exhibit  C attached hereto and made a part hereof.

Amendment No. 3 to Master Loan Agreement
(ORM Timber Fund III (REIT) Inc.)

5.           This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. This Amendment shall not constitute a novation and shall in no way adversely affect or impair the lien priority of the Loan Documents. Each of the Loan Documents, agreements and instruments creating, evidencing and securing the repayment of the above-referenced loan shall remain in effect and is valid, binding and enforceable according to its terms, except as modified by this Amendment. Time is of the essence in the performance of the Note and the other Loan Documents. This Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower and Lender.

6.           The undersigned Guarantors executed a Guaranty Agreement ("Guaranty"). Each of the undersigned hereby consents and agrees to the foregoing Amendment and confirms that notwithstanding the Amendment, the obligations of each  of the undersigned under or in connection with the Loan Documents or the Guaranty executed by it are and shall remain in full force and effect, in accordance with their respective terms.

In Witness Whereof, the parties hereto have duly executed this Amendment to be effective as of the date first above written.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

LENDERS:
NORTHWEST FARM CREDIT SERVICES, FLCA

By:
Authorized Agent

NORTHWEST FARM CREDIT SERVICES, FLCA

By:
Authorized Agent

Amendment No. 3 to Master Loan Agreement
(ORM Timber Fund III (REIT) Inc.)

BORROWER:
ORM Timber Fund III (REIT) Inc.
By: Olympic Resource Management LLC, its Manager
By: Pope MGP, Inc., its Managing Member

By
Its: President and CEO

GUARANTORS:
ORM Timber Fund III LLC
By: Olympic Resource Management LLC, its Manager
By: Pope MGP, Inc., its Managing Member

Its: President and CEO

ORM Timber Fund III (Foreign) LLC
By: Olympic Resource Management LLC, its Manager
By: Pope MGP, Inc., its Managing Member

Its: President and CEO

Amendment No. 3 to Master Loan Agreement
(ORM Timber Fund III (REIT) Inc.)

EXHIBIT C TO MASTER LOAN AGREEMENT
ALLOWABLE ANNUAL CUT WORKSHEET

Relationship Manager will provide an Excel spreadsheet with the conditions and calculations that, once completed, will allow Borrower to meet the provisions of Section 6.04 of the Loan Agreement.

Amendment No. 3 to Master Loan Agreement
(ORM Timber Fund III (REIT) Inc.)